Exhibit 16


                                                   Tanner + Co.
                                                   Certified Public Accountants
                                                   675 East 500 South, Suite 640
                                                   Salt Lake City, Utah 84102


January 4, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      Medical Discoveries, Inc.
         File Ref. No. 000-12627

Ladies and Gentlemen:

         We were previously the principal accountants for Medical Discoveries, Inc. and under the date of March 20, 2000, we reported on the financial statements of Medical Discoveries, Inc. as of and for the year ended December 31, 1999. On December 8, 2000, our services were terminated. We have read Medical Discoveries, Inc.'s statements included under Item 4 of its Form 8-K/A dated January 4, 2001, and we agree with such statements.

                                                   Sincerely,



                                                   By: /s/ TANNER + CO.
                                                   --------------------
                                                           TANNER + CO.


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